Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
BIOLASE Technology, Inc.
Irvine, CA
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-144095, 333-112173 and 333-130677) and Form S-3 (No. 333-166145) of BIOLASE Technology, Inc. of our report dated March 23, 2011, relating to the consolidated financial statements and consolidated financial statement schedule, which report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern, which appears in this Annual Report on Form 10-K.
/s/ BDO USA, LLP
BDO USA, LLP
Costa Mesa, CA
March 23, 2011